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                                                                    EXHIBIT 4(m)

                              CERTIFICATE OF TRUST

                                       OF

                            CITIZENS FUNDING TRUST IV

      This Certificate of Trust of Citizens Funding Trust IV (the "Trust"), dated as of September 19, 2006, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.) (the "Act"). The undersigned hereby certify as follows:

      1. Name. The name of the statutory trust being formed hereby is Citizens Funding Trust IV.

      2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows:

                           U.S. Bank Trust National Association
                           300 East Delaware Avenue, 8th Floor
                           Wilmington, DE 19801
                           Attn: Corporate Trust Administration

      3. Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.


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      IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of
Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.

                       U.S. BANK TRUST NATIONAL ASSOCIATION, as Delaware Trustee


                       By:       /s/ Beverly A. Freeney
                                 -----------------------
                       Name:     Beverly A. Freeney
                       Title:    Vice President


                       U.S. BANK NATIONAL ASSOCIATION, as Property Trustee


                       By:       /s/ Beverly A. Freeney
                                 -----------------------
                       Name:     Beverly A. Freeney
                       Title:    Vice President


                       By:       /s/ Thomas W. Gallagher
                                 -----------------------
                                 Thomas W. Gallagher, as Administrative Trustee


                       By:       /s/ Martin Grunst
                                 ---------------------
                                 Martin Grunst, as Administrative Trustee